UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________________________________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF
1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
October 27, 2021

GTT Communications, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35965	20-2096338
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7900 Tysons One Place
Suite 1450
McLean	Virginia	22102
(Address of principal executive offices)		(Zip code)

Registrant's telephone number, including area code: (703) 442-5500

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A(1)	N/A

(1)    On July 2, 2021, the New York Stock Exchange (the “NYSE”) announced that (i) it had suspended trading of GTT Communications, Inc. (“GTT” or the “Company”) common stock, which had traded on the NYSE under the trading symbol “GTT” (the “Common Stock”) and (ii) it had determined to commence proceedings to delist the Common Stock. The Company did not appeal the NYSE’s delisting determination. The NYSE subsequently filed a Form 25 with the Securities and Exchange Commission (the “SEC”) on July 21, 2021 to delist the Common Stock from the NYSE and from registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The delisting was effective ten (10) days after the filing of the Form 25. The deregistration of the Common Stock under Section 12(b) of the Exchange Act was effective ninety (90) days after filing of the Form 25. Since the Company’s Common Stock was registered under Section 12(g) of the Exchange Act prior to its listing on NYSE MKT LLC in 2013, the registration under Section 12(g) of the Exchange Act became operative upon the effectiveness of the deregistration under Section 12(b) of the Exchange Act.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.03. Bankruptcy or Receivership.

As previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC on September 2, 2021 (the “RSA 8-K”), on September 1, 2021 the Company entered into that certain Restructuring Support Agreement (the “RSA”), by and among the Company and certain of its direct and indirect subsidiaries, and certain other consenting stakeholders party thereto, to support a restructuring of the indebtedness and capitalization of the Company and certain of its direct and indirect subsidiaries pursuant to the terms of the Joint Prepackaged Chapter 11 Plan of Reorganization of GTT Communications, Inc. and its Debtor Affiliates (the “Prepackaged Plan”). On September 24, 2021, the Company commenced solicitation for the Prepackaged Plan by causing the Prepackaged Plan, a related disclosure statement and ballots to be distributed to lenders (“Lenders”) under that certain Credit Agreement, dated as of May 31, 2018, by and among the Company and GTT Communications B.V. (“GTT B.V.”), as borrowers, KeyBank National Association (the “Agent”), as administrative agent and letter of credit issuer, and the lenders and other financial institutions party thereto from time to time (as amended, restated, amended and restated, supplemented or otherwise modified, the “Credit Agreement”) and beneficial owners (or nominees, investment managers, advisors or subadvisors for the beneficial owners) (“Noteholders”) of the Company’s outstanding 7.875% Senior Notes due 2024 (the “Notes”) that are “accredited investors” (as that term is defined in Rule 501 under the Securities Act of 1933, as amended (the “Securities Act”)).

As further described in the RSA 8-K, in connection with entering into the RSA, on September 1, 2021, GTT B.V. and certain other non-U.S. credit parties party thereto (the “Non-U.S. EMEA Credit Parties”) entered into that certain Non-U.S. EMEA Credit Party Forbearance Agreement (the “EMEA Forbearance Agreement”), with certain Lenders (the “Consenting Lenders”) and the Agent. Pursuant to the EMEA Forbearance Agreement, the Consenting Lenders have agreed to, among other things, forbear from exercising any and all rights and remedies under the Loan Documents (as defined in the Credit Agreement) and applicable law against the Non-U.S. EMEA Credit Parties, including not directing the Agent to take any such action, with respect to any defaults and events of default under the Credit Agreement that have occurred, or that may occur during the forbearance period. The forbearance period under the EMEA Forbearance Agreement will continue until the effective date of the Prepackaged Plan (or any other plan of reorganization filed in the Chapter 11 Cases (as defined below)), unless such period is otherwise terminated in accordance with the terms of the EMEA Forbearance Agreement.

As contemplated by the RSA, on October 31, 2021, the Company and its direct and indirect subsidiaries Communication Decisions - SNVC, LLC, Core180, LLC, Electra Ltd., GC Pivotal, LLC, GTT Americas, LLC, GTT Global Telecom Government Services, LLC, GTT RemainCo, LLC, GTT Apollo, LLC, and GTT Apollo Holdings, LLC (collectively, the “Debtors”) filed voluntary petitions for relief (the “Chapter 11 Cases”) under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101-1532 (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) to pursue the Prepackaged Plan. Lenders holding over 88% of the aggregate outstanding principal amount of loans under the Credit Agreement, and Noteholders holding over 88% of the aggregate outstanding principal amount of the Notes, including all Lenders and Noteholders that voted on the Prepackaged Plan, voted to accept. The Debtors are requesting joint administration of the Chapter 11 Cases under the caption and case number GTT Communications, Inc., et al., Case No. 21-11880 (Jointly Administered).

The Debtors will continue to operate their businesses as “debtors in possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

To assure ordinary course operations during the pendency of the Chapter 11 Cases, the Debtors are seeking approval from the Bankruptcy Court for a variety of “first day” motions seeking customary relief and authorizing the Debtors to maintain their operations in the ordinary course. The Company has also filed a motion (the “NOL Motion”) seeking entry of an order establishing procedures relating to transfers of Common Stock in order to preserve certain of the Company’s tax attributes. A copy of the NOL Motion can be obtained on the Restructuring Website (as defined below).

Item 2.04. Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The commencement of the Chapter 11 Cases constituted an event of default under the following debt instruments of the Debtors (collectively, the “Debt Instruments”):

(i)    that certain Indenture, dated as of December 22, 2016 (as amended, supplemented or otherwise modified, the “Indenture”), by and between the Company, as successor by merger to GTT Escrow Corporation, and Wilmington Trust, National Association, as trustee, and the $575.0 million aggregate outstanding principal amount of the Notes; and

(ii)    the Credit Agreement and the approximately $870.4 million aggregate principal amount of U.S. Term Loans (as defined in the Credit Agreement), the approximately $38.1 million aggregate principal amount of Revolving Loans (as defined in the Credit Agreement), the approximately $4.1 million of issued letters of credit, the approximately €368.8 million aggregate principal amount of EMEA Term Loans (as defined in the Credit Agreement) denominated in euros and the approximately $70.1 million aggregate principal amount of EMEA Term Loans denominated in U.S. dollars outstanding thereunder.

The Debt Instruments provide that as a result of the Chapter 11 Cases the obligations thereunder, including principal and interest, are immediately due and payable. Any efforts to enforce such payment obligations under the Debt Instruments against the Debtors are automatically stayed as a result of the Chapter 11 Cases and the creditors’ rights of enforcement in respect of the Debt Instruments are subject to the applicable provisions of the Bankruptcy Code.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

On October 30, 2021, the Company appointed Donna Granato as the Company’s Chief Financial Officer. Ms. Granato previously served as the Company’s interim Chief Financial Officer. On October 30, 2021, the Company also entered into an amendment (the “Employment Agreement Amendment”) to the employment agreement between the Company and Ms. Granato, dated as of December 6, 2020, as amended. The information specified in Item 5.02(c)(2) of Form 8-K with respect to Ms. Granato is set forth in the Company’s Current Report on Form 8-K filed with the SEC on December 8, 2020 and is incorporated by reference herein. The Employment Agreement Amendment (i) reflects Ms. Granato’s change in title and (ii) increases Ms. Granato’s base salary to $500,000.

The foregoing description of the Employment Agreement Amendment is not complete and is qualified in its entirety by reference to the full text of the Employment Agreement Amendment, a copy of which is filed as Exhibit 10.1 and is incorporated herein by reference.

Except as described above, there are no arrangements or understandings between Ms. Granato and any other persons pursuant to which Ms. Granato was appointed as the Company’s Chief Financial Officer. With respect to the disclosure required by Item 401(d) of Regulation S-K, there are no family relationships between Ms. Granato and any director or executive officer of the Company. With respect to Item 404(a) of Regulation S-K, there are no relationships or related transactions between Ms. Granato and the Company that would be required to be reported.

Retention Bonus Agreements

As previously disclosed in the Company’s Current Reports on Form 8-K filed with the SEC on December 8, 2020 and December 10, 2020 (the “Retention Bonus 8-Ks”), the Company previously entered into retention bonus letter agreements with Ms. Granato, Ernest Ortega, the current Chief Executive Officer of the Company, and certain other executives of the Company (each, an “Executive” and each retention bonus letter agreement, an “Original Retention Agreement”). The Original Retention Agreements provided for cash retention bonuses (each bonus, a “Retention Bonus”) that would vest and be paid as described in the Retention Bonus 8-Ks. On October 27, 2021 (the “Effective Date”), the Company entered into second retention bonus letter agreements with each of the Executives that is currently employed by the Company (each, a “Second Retention Agreement”) which supersede and terminate each of the applicable Original Retention Agreements. The Second Retention Agreements provide for the remaining amounts due under each of the Original Retention Agreements, which were $518,333 for Ms. Granato and $1,637,867 for Mr. Ortega (the “Remaining Bonus Payments”), to be paid to each applicable Executive on October 28, 2021. The Remaining Bonus Payments are subject to repayment in certain circumstances as set forth in the Second Retention Agreements.

The foregoing descriptions of the Second Retention Agreements are not complete and are qualified in their entirety by reference to the full text of Ms. Granato’s and Mr. Ortega’s Second Retention Agreements, copies of which are filed as Exhibits 10.2 and 10.3 and are incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

Press Release

On October 31, 2021, the Company issued a press release announcing the filing of the Chapter 11 Cases. A copy of the press release is attached hereto as Exhibit 99.1.

This Item 7.01 and Exhibit 99.1 hereto are being furnished and shall not be deemed “filed” for any purpose. This Item 7.01 and Exhibit 99.1 hereto shall not be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to this Item 7.01 in such filing.

Additional Information on the Chapter 11 Cases

For Bankruptcy Court filings and other additional information related to the Chapter 11 Cases available from time to time, please see https://cases.primeclerk.com/GTT, a website administered by Prime Clerk, a third party bankruptcy claims and noticing agent (the “Restructuring Website”). The information on the Restructuring Website is not incorporated by reference into, and does not constitute part of, this Current Report on Form 8-K (this “Form 8-K”). Interested parties who may have questions related to the Chapter 11 Cases may call Prime Clerk at (877) 329-1803 or +1 (347) 532-7908 (international) or send an email to GTTInfo@PrimeClerk.com.

Cautionary Note Regarding the Company’s Securities

The Company cautions that trading in the Company’s securities during the pendency of the Chapter 11 Cases is highly speculative and poses substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual recovery, if any, by the holders of the Company’s securities in the Chapter 11 Cases. Although the Prepackaged Plan provides for certain specified treatment to holders of the Notes and the Common Stock as described in the RSA 8-K, the Prepackaged Plan remains subject to confirmation by the Bankruptcy Court and satisfaction or waiver of the conditions precedent to effectiveness set forth in the Prepackaged Plan. Furthermore, even if the Prepackaged Plan is confirmed and becomes effective, the values of the securities proposed to be issued to holders of the Company’s securities are uncertain. Accordingly, holders of the Company’s securities may experience a significant or complete loss on their investment, depending on the outcome of the Chapter 11 Cases.

Forward-Looking Statements

This Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and such statements are intended to be covered by the safe harbor provided by the same. These statements are based on the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. The above statements regarding the Prepackaged Plan and the expected impact of the Chapter 11 Cases on the Company’s ordinary course operations, Debt Instruments and securities constitute forward-looking statements that are based on the Company’s current expectations.

Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause future events to differ materially from those in the forward-looking statements, many of which are outside of the Company’s control. These factors include, but are not limited to, the effects on the Company’s business and clients of general economic and financial market conditions, as well as the following: (i) the Company has announced that its previously issued financial statements for the years ended December 31, 2019, 2018 and 2017, each of the quarters during the years ended December 31, 2019 and 2018 and the quarter ended March 31, 2020 (the “Non-Reliance Periods”) and related disclosures and communications should no longer be relied upon as a result of preliminary findings of the Company’s previously disclosed review of certain accounting issues (the “Review”); the Company is continuing to finalize its quantification of the impact of errors identified by the Review on financial results for the Non-Reliance Periods and the impact may be materially different than previously disclosed estimates; (ii) the completion of the Review and the completion and filing of the restated financial statements relating to the Company’s previously issued consolidated financial statements for the Non-Reliance Periods, its Quarterly Reports on Form 10-Q for the quarters ended June 30, 2020 and September 30, 2020, its Annual Report on Form 10-K for the fiscal year ended December 31, 2020, its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021 and any subsequent delayed periodic SEC filings may take longer than expected as a result of the timing or findings of the Review or the Company’s independent registered public accounting firm’s review process; (iii) existing cash balances and funds generated from operations may not be sufficient to finance the Company’s operations and meet its cash requirements; (iv) the Company is subject to risks associated with the actions of network providers and a concentrated number of vendors and clients; (v) the Company could be subject to cyber-attacks and other security breaches; (vi) the Company’s network could suffer serious disruption if certain locations experience damage or as the Company adds features and updates its network; (vii) the Company is subject to risks associated with purchase commitments to vendors for longer terms or in excess of the volumes committed by the Company’s underlying clients, or sales commitments to clients that extend beyond the Company’s commitments from its underlying suppliers; (viii) the Company may be unable to establish and maintain peering relationships with other providers or agreements with carrier neutral data center operators; (ix) the Company’s business, results of operation and financial condition are subject to the impacts of the COVID-19 pandemic and related market and economic conditions; (x) the Company may be affected by information systems that do not perform as expected or by consolidation, competition, regulation or a downturn in the Company’s industry; (xi) the Company may be liable for the material that content providers distribute over its network; (xii) the Company has generated net losses historically and may continue to do so; (xiii) the Company may fail to successfully integrate any future acquisitions or to efficiently manage its growth; (xiv) the Company may be unable to retain or hire key employees; (xv) the Company recently announced management changes; (xvi) the Company is subject to risks relating to the international operations of its business; (xvii) the Company may be affected by tax assessments, unfavorable tax audit outcomes, delayed tax filings and future increased levels of taxation; (xviii) the Company has substantial indebtedness, which could prevent it from fulfilling its obligations under its debt agreements or subject the Company to interest rate risk; (xix) the potential failure of the Company to realize anticipated benefits of the sale of the Company’s infrastructure division (the “Sale Transaction”); (xx) risks from relying on Cube Telecom Europe Bidco Limited (the “Buyer”) for various critical transaction services and network services for an extended period under the transition services agreement and the master services agreement contemplated by that certain Sale and Purchase Agreement, dated as of October 16, 2020 (as amended, the “Infrastructure SPA”), among the Company, its subsidiaries GTT Holdings Limited, Global Telecom and Technology Holdings Ireland Limited, Hibernia NGS Limited and GTT Americas, LLC (collectively, the “Sellers”) and the Buyer; (xxi) the potential impact of consummation of the Sale Transaction on relationships with third parties, including customers, employees and competitors; (xxii) the ability to attract new customers and retain existing customers in the manner anticipated; (xxiii) the Company has announced that it expects to report material weaknesses in internal control over financial reporting and its internal control over financial reporting may have further weaknesses of which the Company is not currently aware or which have not been detected; (xxiv) the RSA may be terminated by certain of its parties if specified milestones are not achieved, amended or waived, or if certain other events occur; and (xxv) the ability to obtain relief from the Bankruptcy Court to facilitate the smooth operation of the Company’s businesses during the Chapter 11 Cases and other risks and uncertainties relating to the Chapter 11 Cases, including but not limited to, the Company’s ability to obtain approval of the Bankruptcy Court with respect to motions, the effects of the Chapter 11 Cases on the Company and on the interests of various constituencies, Bankruptcy Court rulings in the Chapter 11 Cases and the outcome of the Chapter 11 Cases in general, the length of time the Company will operate under the Chapter 11 Cases, risks associated with third-party motions in the Chapter 11 Cases, regulatory approvals required to emerge from chapter 11, the potential adverse effects of the Chapter 11 Cases on the Company’s liquidity or results of operations and increased legal and other professional costs in connection with the Chapter 11 Cases. The foregoing list of factors is not exhaustive. The Company does not undertake to update the forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements. For a discussion of a variety of risk factors affecting the Company’s business and prospects, see “Risk Factors” in the Company’s annual and quarterly reports filed with the SEC, including, but not limited to, its Annual Report on Form 10-K for the year ended December 31, 2019 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, which have been filed with the SEC and are available on the Company’s website (www.gtt.net) and on the SEC’s website (www.sec.gov).

Item 9.01.	Financial Statements and Exhibits
(d)      Exhibits
The following exhibits are filed as part of this report:

Number	Exhibit
10.1	Employment Agreement Amendment, dated as of October 30, 2021, between GTT Communications, Inc. and Donna Granato.
10.2	Retention Bonus Letter Agreement, dated as of October 27, 2021, between GTT Communications, Inc. and Donna Granato.
10.3	Retention Bonus Letter Agreement, dated as of October 27, 2021, between GTT Communications, Inc. and Ernest Ortega.
99.1	Press Release issued by GTT Communications, Inc. dated October 31, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	November 1, 2021

GTT Communications, Inc.

		By:	/s/ Donna Granato
Donna Granato
Chief Financial Officer